UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 27, 2005

HOMEBANC CORP.

(Exact Name of Registrant as Specified in Charter)

Georgia	001-32245	20-0863067
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2002 Summit Boulevard, Suite 100, Atlanta, Georgia	30319
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (404) 459-7400

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On September 27, 2005, HomeBanc Corp. (“HomeBanc”) entered into amendments (the “Amendments”) to the existing employment agreements (the “Existing Agreements”) between HomeBanc and each of Dr. Paul Lopez, HomeBanc’s Executive Vice President of Business Development, and Dr. Dwight “Ike” Reighard, HomeBanc’s Executive Vice President and Chief People Officer. The Amendments modified certain termination and costs of enforcement provisions of the Existing Agreements. Copies of the Amendments are attached hereto as Exhibits 10.1 and 10.2 and are incorporated herein by this reference.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description
10.1	Amendment to Employment Agreement by and between HomeBanc Corp. and Dr. Paul Lopez, dated as of September 27, 2005.

10.2	Amendment to Employment Agreement by and between HomeBanc Corp. and Dr. Dwight “Ike” Reighard, dated as of September 27, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOMEBANC CORP.

/s/ Alana L. Griffin
Alana L. Griffin
Senior Vice President, Assistant
General Counsel & Assistant Secretary

Date: September 28, 2005

INDEX TO EXHIBITS

Exhibit No.	Description
10.1	Amendment to Employment Agreement by and between HomeBanc Corp. and Dr. Paul Lopez, dated as of September 27, 2005.

10.2	Amendment to Employment Agreement by and between HomeBanc Corp. and Dr. Dwight “Ike” Reighard, dated as of September 27, 2005.